CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1998 Incentive Stock Plan of V-One Corporation of our report dated February 18, 2000 (except for Note 11 as to which the date is March 24, 2000), with respect to the financial statements and schedule of V-One Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP
                                            ----------------------
                                            Ernst & Young, LLP

McLean, Virgina
June 8, 2000